SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2017

EMR Technology Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada	55715	47-5482792
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

90 Washington Valley Road

Bedminster, New Jersey 07921

(Address of principal executive offices)

(908) 997-0617

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective January 1, 2017 (the “Effective Date”), EMR Technologies Solutions, Inc., a Nevada corporation (the “Company”) entered into a Purchase Agreement (“Agreement”) by and among Empower Technologies, Inc., a Nevada corporation (“ETI”), and its sole shareholder Dr. John F. Stagl (the “Seller” and together with ETI and the Company, the “Parties”).  Pursuant to the Agreement, the Company purchased all of the Capital Stock (as defined in the Agreement) of ETI from the Seller (the “ETI Shares”) in exchange for (i) $500,000, subject to certain post-closing adjustments for working capital and deferred revenue, consisting of (a) $300,000 in cash, and (b) a Convertible Promissory Note (the “Note”) issued in favor of the Seller in the principal amount of $200,000 payable over a 36 month period, with 6% annual interest, convertible into common stock of the Company at a price of $3.00 per share (the “Purchase Price”). On January 16, 2016, accordance with the terms and conditions of the Agreement, ETI became a wholly owned subsidiary of the Company (the “Closing Date”).

On the Closing Date, in connection with the Purchase Agreement, the Parties entered into a Non-Competition and Non-Disclosure Agreement (the “Non-Compete Agreement”). Pursuant to the Non-Compete Agreement, for a period of three years from the Closing Date, the Seller shall not, either for himself or through any other person, firm, corporation or other entity, directly or indirectly, engage in the same or similar business as ETI as an owner, employee, agent or partner or serve in an executive or other employment position with any other entity which operates a business that develops, sells or distributes services or software for electronic medical records within a 100 mile radius of any location where ETI has sold or distributed services or software for electronic medical records.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Effective Date, the Parties entered into the Purchase Agreement, whereby the Company purchased all of the ETI Shares from the Seller in exchange for the Purchase Price. On the Closing Date, in accordance with the terms and conditions of the Agreement, ETI became a wholly owned subsidiary of the Company. ETI is a company which has developed a proprietary software program for the healthcare industry, targeting the vascular care market for electronic medical records.

Item 3.02. Unregistered Sales of Equity Securities.

Item 1.01 and Item 2.01 are hereby incorporated by reference.

As disclosed above, the securities issued pursuant to the Purchase Agreement were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, and manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2017	EMR TECHNOLOGY SOLUTIONS, INC.
	By:	/s/ John X. Adiletta
	Name:	John X. Adiletta
	Title:	President